Exhibit 99.1

Cross Country Healthcare Announces First Quarter 2021 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--May 5, 2021--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its first quarter ended March 31, 2021.

SELECTED FINANCIAL INFORMATION:

		Variance		Variance
		Q1 2021 vs		Q1 2021 vs
Dollars are in thousands, except per share amounts	Q1 2021	Q1 2020		Q4 2020
Revenue	$329,241	57%		53%
Gross profit margin*	21.7%	(190)	bps	(350)	bps
Net income attributable to common shareholders	$19,448	1,031%		322%
Diluted EPS	$0.53	$0.59		$0.40
Adjusted EBITDA*	$26,733	480%		132%
Adjusted EBITDA margin*	8.1%	590	bps	280	bps
Adjusted EPS*	$0.58	$0.59		$0.39
Cash flows used in operations	$(24,927)	(245)%		(1,392)%
* Refer to accompanying tables and discussion of non-GAAP (Generally Accepted Accounting Principles) financial measures below.

“We entered the year on a very positive trajectory, with solid execution, higher productivity, and exceptional performance," said Kevin Clark, Co-founder and Chief Executive Officer for Cross Country Healthcare. He continued, "This was the single largest revenue quarter in our Company's history and was fueled by our passionate, tireless efforts to deliver the critical professionals needed across the country."

First quarter consolidated revenue was $329.2 million, an increase of 57% year-over-year and 53% sequentially. Consolidated gross profit margin was 21.7%, down 190 basis points year-over-year and 350 basis points sequentially. Net income attributable to common shareholders was $19.4 million compared to a net loss of $2.1 million in the prior year and net income of $4.6 million in the prior quarter. Diluted earnings per share (EPS) was $0.53 per share compared to a loss of $0.06 per share in the prior year and income of $0.13 per share in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $26.7 million or 8.1% of revenue, as compared with $4.6 million or 2.2% of revenue in the prior year, and $11.5 million or 5.3% of revenue in the prior quarter. Adjusted EPS was $0.58 compared to a loss of $0.01 in the prior year and income of $0.19 in the prior quarter.

Quarterly Business Segment Highlights

In the first quarter of 2021, the Company modified its reportable segments to the following two reportable segments – Nurse and Allied Staffing and Physician Staffing. Previously reported Search segment results have been reclassified to Nurse and Allied Staffing. See accompanying tables below.

Nurse and Allied Staffing

Revenue was $313.0 million, an increase of 63% year-over-year and 57% sequentially. Contribution income was $37.4 million, an increase compared to $13.8 million in the prior year and $22.8 million in the prior quarter. Average field contract personnel on a full-time equivalent (FTE) basis were 6,614 as compared with 7,145 in the prior year and 5,798 in the prior quarter. Revenue per FTE per day was $522 compared to $290 in the prior year and $368 in the prior quarter. As a result of the rise in demand and a tight labor market, our average travel bill rates increased due to the increases in pay rates required to attract healthcare professionals. Throughout the coronavirus pandemic (COVID-19), we have worked with our clients to adjust bill rates, both increasing and decreasing rates as necessary, to provide critical healthcare professionals.

Physician Staffing

Revenue was $16.2 million, a decrease of 11% year-over-year and 1% sequentially. Contribution income was $1.4 million, an increase compared to $0.6 million in the prior year and $0.9 million in the prior quarter. Total days filled were 9,469 as compared with 10,199 in the prior year and 9,911 in the prior quarter. Revenue per day filled was $1,714 as compared with $1,783 in the prior year and $1,658 in the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow used in operations for the quarter was $24.9 million compared to cash flow provided by operations of $17.2 million in the prior year and $1.9 million in the prior quarter, primarily due to strong sequential revenue growth which resulted in a $76.6 million increase in receivables since the start of the year. Days' sales outstanding was 56 days as of March 31, 2021, flat year-over-year and down 2 days sequentially.

At March 31, 2021, the Company had $13.5 million in cash and cash equivalents, $96.0 million of borrowings drawn under its asset-based loan facility (ABL), and $18.5 million of letters of credit outstanding. Availability under the ABL is subject to a borrowing base, which was $150.0 million as of March 31, 2021, with $35.5 million available for borrowing as of March 31, 2021.

Outlook for Second Quarter 2021

The guidance below applies to management’s expectations for the second quarter of 2021.

	Q2 2021 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$300 million - $310 million	38% - 43%	(9)% - (6)%

Gross Profit Margin*	22.0% - 22.5%	(140) bps - (90) bps	30 bps - 80 bps

Adjusted EBITDA*	$19.0 million - $21.0 million	64% - 81%	(29)% - (21)%

Adjusted EPS*	$0.37 - $0.42	$0.21 - $0.26	$(0.21) - $(0.16)
* Refer to discussion of non-GAAP financial measures below.

The above estimates are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions, or other business combinations, changes in debt structure, or future share repurchases. We expect COVID-19 will continue to impact our business throughout the second quarter, with average bill rates remaining higher than the prior year though declining sequentially for certain assignments, as well as lower demand for certain services such as locum tenens, education, and search. See accompanying non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, May 5, 2021, at 5:00 P.M. Eastern Time to discuss its first quarter 2021 financial results. This call will be webcast live and can be accessed at the Company’s website at ir.crosscountryhealthcare.com or by dialing 888-566-1099 from anywhere in the U.S. or by dialing 773-799-3716 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from May 5th through May 19th at the Company’s website and a replay of the conference call will be available by telephone by calling 800-510-0118 from anywhere in the U.S. or 203-369-3808 from non-U.S. locations - Passcode: 2021.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. (CCH) is a leader in providing total talent management including strategic workforce solutions, contingent staffing, permanent placement, and consultative services for healthcare customers. Leveraging our 35 years of industry expertise and insight, CCH solves complex labor-related challenges for customers while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® Award winner, CCH is committed to an exceptionally high level of service to both our clients and our healthcare professionals. CCH was the first publicly traded staffing firm to obtain The Joint Commission Certification, which it still holds with a Letter of Distinction. In February 2021, CCH earned Energage’s inaugural 2021 Top Workplaces USA award. CCH has a longstanding history of investing in its diversity, equality, and inclusion strategic initiatives as a key component of the organization’s overall corporate social responsibility program which is closely aligned with its core values to create a better future for its people, communities, the planet, and its shareholders.

Copies of this and other news releases as well as additional information about the Company can be obtained online at ir.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act, and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", "could", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in our other filings with the SEC. You should consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct, and/or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2021	2020	2020

Revenue from services	$329,241	$210,064	$215,606
Operating expenses:
Direct operating expenses	257,776	160,461	161,214
Selling, general and administrative expenses	46,327	45,881	44,870
Bad debt expense	504	539	652
Depreciation and amortization	2,253	3,296	2,199
Acquisition and integration-related costs	—	77	—
Restructuring costs	1,238	564	842
Impairment charges	149	—	166
Total operating expenses	308,247	210,818	209,943
Income (loss) from operations	20,994	(754)	5,663
Other expenses (income):
Interest expense	671	867	671
Other (income) expense, net	(37)	(31)	326
Income (loss) before income taxes	20,360	(1,590)	4,666
Income tax expense (benefit)	912	178	(156)
Consolidated net income (loss)	19,448	(1,768)	4,822
Less: Net income attributable to noncontrolling interest in subsidiary	—	321	210
Net income (loss) attributable to common shareholders	$19,448	$(2,089)	$4,612

Net income (loss) per share attributable to common shareholders - Basic	$0.54	$(0.06)	$0.13

Net income (loss) per share attributable to common shareholders - Diluted	$0.53	$(0.06)	$0.13

Weighted average common shares outstanding:
Basic	36,181	35,873	36,177
Diluted	37,034	35,873	36,778

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2021	2020	2020
Adjusted EBITDA:[a]
Net income (loss) attributable to common shareholders	$19,448	$(2,089)	$4,612
Interest expense	671	867	671
Income tax expense (benefit)	912	178	(156)
Depreciation and amortization	2,253	3,296	2,199
Acquisition and integration-related costs[b]	—	77	—
Restructuring costs[c]	1,238	564	842
Legal settlements and fees[d]	375	—	600
Impairment charges[e]	149	—	166
Loss on disposal of fixed assets	—	—	364
Other income, net	(37)	(31)	(38)
Equity compensation	1,349	927	1,340
Applicant tracking system costs[f]	375	502	690
Net income attributable to noncontrolling interest in subsidiary[g]	—	321	210
Adjusted EBITDA[a]	$26,733	$4,612	$11,500
Adjusted EBITDA margin[a]	8.1%	2.2%	5.3%

Adjusted EPS:[h]
Numerator:
Net income (loss) attributable to common shareholders	$19,448	$(2,089)	$4,612
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[b]	—	77	—
Restructuring costs[c]	1,238	564	842
Legal settlements and fees[d]	375	—	600
Impairment charges (excluding rebranding impacts)[e]	149	—	166
Rebranding impairments and accelerated amortization[e]	—	731	—
Applicant tracking system costs[f]	375	502	690
Nonrecurring income tax adjustments	—	—	(18)
Tax impact of non-GAAP adjustments	(2)	(12)	(2)
Adjusted net income (loss) attributable to common shareholders - non-GAAP	$21,583	$(227)	$6,890

Denominator:
Weighted average common shares - basic, GAAP	36,181	35,873	36,177
Dilutive impact of share-based payments[i]	853	455	601
Adjusted weighted average common shares - diluted, non-GAAP	37,034	36,328	36,778

Reconciliation:
Diluted EPS, GAAP	$0.53	$(0.06)	$0.13
Non-GAAP adjustments - pretax:
Restructuring costs[c]	0.03	0.02	0.02
Legal settlements and fees[d]	0.01	—	0.02
Rebranding impairments and accelerated amortization[e]	—	0.02	—
Applicant tracking system costs[f]	0.01	0.01	0.02
Adjusted EPS, non-GAAP[h]	$0.58	$(0.01)	$0.19

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	March 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$13,488	$1,600
Accounts receivable, net	245,489	170,003
Prepaid expenses	5,430	5,455
Insurance recovery receivable	4,752	4,698
Other current assets	575	1,355
Total current assets	269,734	183,111
Property and equipment, net	13,026	12,351
Operating lease right-of-use assets	9,835	10,447
Goodwill	90,924	90,924
Trade names, indefinite-lived	5,900	5,900
Other intangible assets, net	33,341	34,831
Other non-current assets	19,593	19,409
Total assets	$442,353	$356,973

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$59,797	$49,877
Accrued employee compensation and benefits	53,383	35,540
Operating lease liabilities - current	4,803	4,509
Other current liabilities	3,677	3,497
Total current liabilities	121,660	93,423
Revolving credit facility	96,025	53,408
Operating lease liabilities - non-current	13,978	15,234
Non-current deferred tax liabilities	6,858	6,592
Long-term accrued claims	24,624	25,412
Other long-term liabilities	5,534	7,995
Total liabilities	268,679	202,064

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	309,711	310,388
Accumulated other comprehensive loss	(1,286)	(1,280)
Accumulated deficit	(135,289)	(154,737)
Total Cross Country Healthcare, Inc. stockholders' equity	173,140	154,375
Noncontrolling interest in subsidiary	534	534
Total stockholders' equity	173,674	154,909
Total liabilities and stockholders' equity	$442,353	$356,973

Cross Country Healthcare, Inc.
Segment Data[j]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over- Year	Sequential
	March 31,	% of	March 31,	% of	December 31,	% of	% change	% change
	2021	Total	2020	Total	2020	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$313,008	95%	$191,883	91%	$199,177	92%	63%	57%
Physician Staffing	16,233	5%	18,181	9%	16,429	8%	(11)%	(1)%
	$329,241	100%	$210,064	100%	$215,606	100%	57%	53%

Contribution income:[k]
Nurse and Allied Staffing	$37,417		$13,822		$22,835		171%	64%
Physician Staffing	1,428		631		942		126%	52%
	38,845		14,453		23,777		169%	63%

Corporate overhead[l]	14,211		11,270		14,907		(26)%	5%
Depreciation and amortization	2,253		3,296		2,199		32%	(2)%
Acquisition and integration-related costs[b]	—		77		—		100%	—%
Restructuring costs[c]	1,238		564		842		(120)%	(47)%
Impairment charges[e]	149		—		166		(100)%	10%
Income (loss) from operations	$20,994		$(754)		$5,663		NM	271%

NM-Not meaningful

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2021	2020	2020

Net cash (used in) provided by operating activities	$(24,927)	$17,162	$1,929
Net cash used in investing activities	(1,186)	(962)	(956)
Net cash provided by (used in) financing activities	38,004	(4,599)	(2,827)
Effect of exchange rate changes on cash	(3)	(34)	8
Change in cash and cash equivalents	11,888	11,567	(1,846)
Cash and cash equivalents at beginning of period	1,600	1,032	3,446
Cash and cash equivalents at end of period	$13,488	$12,599	$1,600

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended
	March 31,	March 31,	December 31,
	2021	2020	2020

Consolidated gross profit margin[m]	21.7%	23.6%	25.2%

Nurse and Allied Staffing statistical data:
FTEs[n]	6,614	7,145	5,798
Average Nurse and Allied Staffing revenue per FTE per day[o]	$522	$290	$368

Physician Staffing statistical data:
Days filled[p]	9,469	10,199	9,911
Revenue per day filled[q]	$1,714	$1,783	$1,658

(a)

Adjusted EBITDA, a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on sale of business, other expense (income), net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(b)	Acquisition and integration-related costs include costs for valuation adjustments related to the contingent consideration liability for the Mediscan acquisition.
(c)	Restructuring costs are primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(d)

Legal settlements and fees include legal settlement charges as presented on the consolidated statements of operations as well as legal fees pertaining to non-operational legal matters which are included in selling, general and administrative expenses. For the three months ended March 31, 2021 and December 30, 2020, we incurred legal fees related to various legal matters outside the normal course of operations.

(e)

Impairment charges of $0.1 million for the three months ended March 31, 2021 related to the write-off of a discontinued software development project. Impairment charges of $0.2 million for the three months ended December 31, 2020 related to right-of-use assets and related property and equipment in connection with leases that were vacated during the second and third quarters of 2020. Rebranding impairments and accelerated amortization related to finite-lived trade names in connection with the rebranding initiatives.

(f)

Applicant tracking system costs are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general and administrative expenses on the consolidated statement of operations and included in corporate overhead in segment data.

(g)

Cross Country Talent Acquisition Group, LLC was controlled by the Company but not wholly owned. The Company recorded the ownership interest of the noncontrolling shareholder as noncontrolling interest in subsidiary. Effective December 31, 2020, the sole professional staffing services agreement held by this joint venture was terminated. The Company subsequently entered into a direct staffing agreement with the hospital system.

(h)

Adjusted EPS, a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders per diluted share before the diluted EPS impact of acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, rebranding impairments and accelerated amortization, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.

(i)	Due to the net loss for the three months ended March 31, 2020, 455 shares (in thousands) were excluded from diluted weighted average shares.
(j)

Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC. In the first quarter of 2021, the Company modified its reportable segments and disclosed two reportable segments - Nurse and Allied Staffing and Physician Staffing beginning in the first quarter of 2021. Revenue in the amount of $2.8 million and $3.6 million, and contribution income of $0.6 million and contribution loss of $0.3 million, included in the previously-reported Search segment have been reclassified to Nurse and Allied Staffing for the three months ended December 31, 2020 and March 31, 2020, respectively.

(k)

Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlement charges, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(l)

Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).

(m)

Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.

(n)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(o)	Average revenue per FTE per day is calculated by dividing Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(p)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(q)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com